Exhibit 1.1

AMENDMENT NO. 1 TO THE OPEN MARKET SALE AGREEMENTSM

June 7, 2023

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

This Amendment No. 1 to the Open Market Sale AgreementSM (this “Amendment”) is entered into as of the date first written above by NGM Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Jefferies LLC (the “Agent”), who are parties to that certain Open Market Sale AgreementSM, dated June 5, 2020 (the “Original Agreement”) relating to the offering of up to $150,000,000 of the Company’s Common Shares (as defined below).

On the date hereof, the Company has filed or will file with the Commission a shelf registration statement on Form S-3 that contains a base prospectus as well as a sales agreement prospectus covering the offering, issuance and sale by the Company of Common Shares having an aggregate offering price of up to $100,000,000 (the “2023 Registration Statement”).

All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.

The parties, intending to be legally bound, hereby amend the Original Agreement, effective immediately upon the 2023 Registration Statement being declared effective by the Commission, as follows:

1. The preamble to the Original Agreement is hereby deleted in its entirety and replaced with the following:

“NGM Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC, as sales agent and/or principal (the “Agent”), shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), having an aggregate offering price of up to $100,000,000 on the terms set forth in this agreement (this “Agreement”).”

2. The last sentence in Section 2(p) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.”

3. The notice provision of Agent’s counsel in Section 8(d) in the Original Agreement is hereby deleted in its entirety and replaced with the following:

“with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Attention: Stephen Salmon

Email: stephen.salmon@davispolk.com”

4. The first paragraph in Exhibit A to the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Reference is made to the Open Market Sale Agreement between NGM Biopharmaceuticals, Inc. (the “Company”) and Jefferies LLC (the “Agent”) dated as of June 5, 2020, as amended by Amendment No. 1, dated June 7, 2023. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.”

5. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, unless amended otherwise herein and except with respect to the first paragraph of Section 2, Section 2(b) “Compliance with Registration Requirements,” Section 2(x) “Tax Law Compliance,” Section 4(f) “Free Writing Prospectus,” Section 4(j) “Earnings Statements,” Section 4(p) “Legal Opinions,” Section 4(q) “Comfort Letter,” Section 4(v) “Notice of Other Sale,” Section 5(v) “Agent Counsel Opinion and Negative Assurance Letter” and Section 8(a) “Press Release and Disclosure,” where references to “date of this Agreement” in the Original Agreement shall refer to each of the date of the Original Agreement, the date of this Amendment and the date of the effectiveness of the 2023 Registration Statement.

The parties, intending to be legally bound, hereby further agree:

1. This Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its term.

2. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby or by the Original Agreement may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in the Original Agreement, as amended by this Amendment, shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

3. The Original Agreement, as amended by this Amendment, supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Amendment may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

4. The invalidity or unenforceability of any section, paragraph or provision of this Amendment shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Amendment is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

5. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile, electronic mail or other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Amendment shall have the same validity and effect as a signature affixed by the party’s hand.

6. Notwithstanding anything to the contrary contained herein, this Amendment will automatically terminate upon the earliest to occur of (A) the Company advising the Agent in writing that it has determined not to proceed with the 2023 Registration Statement or (B) August 9, 2023, if the 2023 Registration Statement has not been declared effective by the Commission by such date.

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and the Agent.

Very truly yours,

JEFFERIES LLC

By:	/s/ Michael Magarro
Name:	Michael Magarro
Title:	Managing Director

ACCEPTED as of the date first-above written:

NGM BIOPHARMACEUTICALS, INC.

By:	/s/ Siobhan Nolan Mangini
Name:	Siobhan Nolan Mangini
Title:	President and Chief Financial Officer

[Signature Page to Amendment No.1 to the Sales Agreement]